EXHIBIT D-5

                                     BEFORE
                     THE PUBLIC UTILITIES COMMISSION OF OHIO


In the Matter of the Application of      )
Ohio Edison Company on Behalf            )
Of Pennsylvania Power Company            )         Case No. 05-______-EL-UNC
for Eligible Facility Determinations     )
Under the Public                         )
Utility Holding Company Act              )


                                   APPLICATION
                                   -----------


          Ohio Edison Company ("Ohio Edison"), on behalf of Pennsylvania Power Company ("Penn Power"), is filing this Application in furtherance of the completion of the interim corporate separation plan ("CSP") filed by FirstEnergy Corp. ("FirstEnergy"), on behalf of Ohio Edison, The Cleveland Electric Illuminating Company, and The Toledo Edison Company (collectively, "Ohio Operating Companies"), and approved by the Public Utilities Commission of Ohio (Commission") in Case No. 99-1212-EL-ETP. The CSP provides that the Ohio Operating Companies' interests in certain fossil plants (which are listed on Attachment A hereto, and collectively referred to as the "Fossil Assets") would be transferred to the competitive service unit of FirstEnergy. As part of the implementation of the CSP, FirstEnergy formed FirstEnergy Generation Corp. ("Genco"), which was to be, and currently is, an Exempt Wholesale Generator ("EWG") under the Public Utility Holding Company Act of 1935 ("PUHCA"). Under PUHCA, before Genco could become an EWG, the Fossil Assets had to each be classified as an "eligible facility". And before each of the Fossil Assets could be deemed an eligible facility, the Commission had to determine that the transfer of these assets to an EWG would (a) benefit consumers; (b) be in the public interest; and (c) not violate state law.

The Ohio Operating Companies requested from the Commission in Case No. 00-2320-EL-UNC such a determination for the Ohio Operating Companies' ownership interests in the Fossil Assets. The Commission made this determination saying:
"[T]he application for a determination that allowing the fossil fuel plants, as listed in attachment A to the application, to be eligible facilities under the PUHCA will benefit consumers, is in the public interest, and does not violate state law is approved." (Entry, p. 2, Case No. 00-2320-EL-UNC, December 21,
2000).

          At the time of the Commission's determination, FirstEnergy was not a registered holding company subject to PUHCA. Therefore, no finding from the Commission was required for the portion of the Fossil Assets owned by Penn Power (which are highlighted on Attachment A, and referred to collectively as the PP Fossil Assets"). As more fully discussed below, Penn Power will be transferring its ownership interest in the PP Fossil Assets to Genco. And, because FirstEnergy is now a registered holding company, Ohio Edison, on behalf of Penn Power, respectfully asks that the Commission expand the scope of its findings in Case No. 00-2320-EL-UNC to include the PP Fossil Assets, making a separate determination that the transfer of the PP Fossil Assets to Genco will benefit consumers, be in the public interest; and not violate state law.


          In support of its request, Ohio Edison states the following:

1. Penn Power is a Pennsylvania electric public utility engaged in the production, generation, purchase, transmission, distribution and sale of electric energy and related utility services to more than 157,000 residential, commercial and industrial customers located within six counties and 114 municipalities of the Commonwealth of Pennsylvania. It is subject to the jurisdiction of the Pennsylvania Public Utility Commission, and is a wholly-owned subsidiary of Ohio Edison.

2. Genco is an Ohio corporation and a wholly-owned subsidiary of FirstEnergy Solutions Corp. ("FES"), which, in turn, is a direct, wholly-owned subsidiary of FirstEnergy Corp. Genco will sell the output from the PP Fossil Assets to FES.

3. Penn Power intends to transfer the PP Fossil Assets to Genco as one of the final steps in the implementation of the CSP. Prior to such a transfer, each of the PP Fossil Assets must be deemed an eligible facility under PUHCA in order for Genco to retain its status as an EWG.

4. As an EWG, Genco is exempt from all provisions of PUHCA. Under Section 32 of PUHCA, EWGs must, in general, be exclusively engaged in the business of owning or operating "eligible facilities":

               any person determined by the Federal Energy Regulatory Commission to be engaged directly, or indirectly through one or more affiliates . . . , and exclusively in the business of owning or operating, or both owning and operating, all or part of one or more eligible facilities and selling electric energy at wholesale. . . .

               15   U.S.C. P. 79z-5a(a) (emphasis added).

5. Because FirstEnergy is now a registered holding company subject to PUHCA, and because rates for the electric energy produced by the Fossil Assets were in effect under, inter alia, Ohio law, as applicable, as of October 24, 1992 (the date of the enactment of Section 32 of PUHCA), Penn Power must obtain a determination from this Commission, pursuant to Section 32(c) of PUHCA, that the PP Fossil Assets are each an eligible facility:

               (c) . . . every State commission having jurisdiction over any such rate or charge must make a specific determination that allowing such facility to be an eligible facility (1) will benefit consumers, (2) is in the public interest, and (3) does not violate State law; Provided, that in the case of such a rate or charge which is a rate or charge of an affiliate of a registered holding company:

                    (A) such determination with respect to the facility in question shall be required from every State commission having jurisdiction over the retail rates and charges of the affiliates of such registered holding company . . . .

                         15 U.S.C. P. 79z-5a(c).

6. Once such a determination is made by this Commission, a petition will be filed with the FERC seeking authorization for the contemplated transactions insofar as such transactions are subject to the jurisdiction of that agency.

7. The determinations required by PUHCA for the transfer of the PP Fossil Assets to Genco are warranted. Given that identical "eligible facility" determinations for identical plants were made in Case No. 00-2320-EL-UNC, and that the transactions contemplated herein affect corporate structure, rather than the operations of the Fossil Assets, the contemplated transactions will not adversely affect either the availability or reliability of electric supply to Ohio Edison's or Penn Power's customers or any other electricity customer. Moreover, the approval of the application will further the development of competition, consistent with the goals of Senate Bill 3, in general, and R.C. 4928.17(E), specifically -
     - the latter of which permits the divestiture of generating plants without Commission approval. In sum, there is nothing in the law that prevents a determination that the PP Fossil Assets are eligible facilities. In fact, as discussed above, the determination, which will facilitate the corporate separation contemplated in SB 3, is entirely consistent with Ohio law, and therefore, this Application should be approved.

          WHEREFORE, Ohio Edison, on behalf of Penn Power, respectfully requests that the Commission issue a determination that the PP Fossil Assets, each as an eligible facility, benefit consumers, are in the public interest, and do not violate Ohio law. Ohio Edison further requests on behalf of Penn Power that, in order for the transfer of the Fossil Assets to be effective by August 1, 2005, the Commission consider and approve this Application on an expedited basis. Respectfully submitted,

                                          /s/  Kathy J. Kolich
                                          --------------------
                                          Kathy J. Kolich (Reg. No. 0035588)
                                          Senior Attorney
                                          FirstEnergy Service Company
                                          76 South Main Street
                                          Akron, Ohio 44308
                                          Phone:  330-384-4580
                                          Fax:  330-384-3875
                                          Email:  kjkolich@firstenergycorp.com
                                                  ----------------------------

                                                                     EXHIBIT D-5
                                                                    ATTACHMENT A
                                                                    ------------

                            FOSSIL PLANT INFORMATION


--------------------------------------------------------------------------------------------
PLANT                        LOCATION               APPROXIMATE MW       OWNERSHIP%/*/
--------------------------------------------------------------------------------------------
Ashtabula 5                  Ashtabula, OH              244              CEI 100%
--------------------------------------------------------------------------------------------
Bay Shore 1-4                Toledo, OH                 631              Toledo Edison 100%
--------------------------------------------------------------------------------------------
Bay Shore Peaking                                       17
--------------------------------------------------------------------------------------------
R.E. Burger 3-5              Shadyside, OH              406              Ohio Edison 100%
--------------------------------------------------------------------------------------------
R.E. Burger Peaking          Shadyside, OH               7               Ohio Edison 85.6%
                                                                         PENN POWER 14.4%
--------------------------------------------------------------------------------------------
Eastlake 1-5                 Eastlake, OH               1,233            CEI 100%
Eastlake Peaking                                         29
--------------------------------------------------------------------------------------------
Lakeshore 18                 Cleveland, OH              245              CEI 100%
Lakeshore Peaking                                        4
--------------------------------------------------------------------------------------------
Bruce Mansfield 1            Shippingport, PA           780              Ohio Edison 60%
                                                                         PENN POWER 33.5%
--------------------------------------------------------------------------------------------
Bruce Mansfield 2            Shippingport, PA           780              Ohio Edison 43.06%
                                                                         PENN POWER 9.36%
                                                                         CEI 1.68%
--------------------------------------------------------------------------------------------
Bruce Mansfield 3            Shippingport, PA           800              Ohio Edison 49.34%
                                                                         PENN POWER 6.28%
--------------------------------------------------------------------------------------------
W.H. Sammis 1-6              Stratton, OH               1,620            Ohio Edison 100%
                                                                         Ohio Edison 48%
--------------------------------------------------------------------------------------------
W.H. Sammis 7                Stratton, OH               600              PENN POWER 20.8%
                                                                         CEI 31.2%
--------------------------------------------------------------------------------------------
W.H. Sammis Peaking          Stratton, OH               13               Ohio Edison 85.6%
                                                                         PENN POWER 14.4%
--------------------------------------------------------------------------------------------
Edgewater Peaking            Lorain, OH                 48               Ohio Edison 86.0%
                                                                         PENN POWER 14.0%
--------------------------------------------------------------------------------------------
Richland Peaking 1-3         Defiance, OH               42               Toledo Edison 100%
--------------------------------------------------------------------------------------------
Seneca                       Warren, PA                 435              CEI 100%
--------------------------------------------------------------------------------------------
West Lorain                  Lorain, OH                 120              Ohio Edison 100%
Peaking Unit 1
--------------------------------------------------------------------------------------------
Mad River Peaking            Springfield, OH            60               Ohio Edison 85.6%
                                                                         PENN POWER 14.4%
--------------------------------------------------------------------------------------------
Stryker Peaking              Springfield, OH            18               Toledo Edison 100%
--------------------------------------------------------------------------------------------


----------
* Ownership percentages may not total 100% because the sale/leaseback interests in certain plants are not being transferred.